                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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MESSAGE FROM OUR          "THE REPUTATION OF A THOUSAND YEARS MAY BE DETERMINED
CEO                       BY THE CONDUCT OF ONE HOUR." ANCIENT JAPANESE PROVERB

                          We have said it time and again in our Goals, Strategy
                          and Culture statement, "We exist for our clients and
                          are driven by their needs." Wellington Management's
                          reputation is built on this principle. We know that
                          our reputation is our most valuable asset as that
                          reputation attracts clients and promotes their trust
                          and confidence in our firm's capabilities. We entrust
                          our clients' interests and the firm's reputation every
                          day to each Wellington Management employee around the
                          world. Each of us must take constant care that our
                          actions fully meet our duties as fiduciaries for our
                          clients. Our clients' interests must always come
                          first; they cannot and will not be compromised.

                          We have learned through many experiences, that when we
                          put our clients first, we are doing the right thing.
                          If our standards slip, or our focus wanes, we risk the
                          loss of everything we have worked so hard to build
                          together over the years.

                          It is important that we all remember "client, firm,
                          person" is our most fundamental guiding principle.
                          This high ethical standard is embodied in our Code of
                          Ethics. The heart of the Code of Ethics goes to our
                          obligation to remain vigilant in protecting the
                          interests of our clients above our own. We encourage
                          you to become familiar with all facets of the Code and
                          trust that you will embrace and comply with both the
                          letter and the spirit of the Code.

                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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TABLE OF CONTENTS         Standards of Conduct                                 4
                          Ethical Considerations Regarding Confidentiality     5
                          Ethical Considerations Regarding Open-end Mutual
                            Fund Transactions                                  5
                          Policy on Personal Securities Transactions           6
                             Covered Accounts                                  6
                             Transactions Subject to Pre-clearance and
                               Reporting                                       8
                             Requesting Pre-clearance                          8
                             Restrictions on Covered Transactions and Other
                               Restrictions                                    9
                                Blackout Periods                               9
                                Short Term Trading                            10
                                Securities of Brokerage Firms                 11
                                Short Sales, Options and Margin Transactions  11
                                Derivatives                                   11
                                Initial Public Offerings ("IPOs")             12
                                Private Placements                            12
                                ETFs and HOLDRs                               12
                             Transactions Subject to Reporting Only           12
                                Transactions Exempt from Pre-clearance and
                                  Reporting                                   13
                          Exemptive Procedure for Personal Trading            14
                          Reporting and Certification Requirements            14
                             Initial Holdings Report                          15
                             Duplicate Brokerage Confirmations and
                               Statements                                     15
                             Duplicate Annual Statements for Wellington
                               Managed Funds                                  16
                             Quarterly Reporting of Transactions and
                               Brokerage Accounts                             16
                             Annual Holdings Report                           17
                             Quarterly Certifications                         17
                             Annual Certifications                            18
                             Review of Reports and Additional Requests        18
                          Gifts, Travel and Entertainment Opportunities
                            and Sensitive Payments                            18
                             General Principles                               18
                             Accepting Gifts                                  19
                             Accepting Travel and Entertainment
                               Opportunities and Tickets                      19
                             Solicitation of Gifts, Contributions, or
                               Sponsorships                                   21
                             Giving Gifts (other than Entertainment
                               Opportunities)                                 22
                             Giving Entertainment Opportunities               22
                             Sensitive Payments                               23
                          Other Activities                                    23
                          Violations of the Code of Ethics                    24

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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TABLE OF CONTENTS         APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
                          APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL
                             SECURITIES TRANSACTIONS
                          APPENDIX C - QUICK REFERENCE TABLE FOR GIFTS AND
                             ENTERTAINMENT

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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STANDARDS OF CONDUCT      Wellington Management Company, LLP and its affiliates
                          ("Wellington Management") have a fiduciary duty to
                          investment company and investment counseling clients
                          that requires each Employee to act solely for the
                          benefit of clients. As a firm and as individuals, our
                          conduct (including our personal trading) must
                          recognize that the firm's clients always come first
                          and that we must avoid any abuse of our positions of
                          trust and responsibility.

                          Each Employee is expected to adhere to the highest
                          standard of professional and ethical conduct and
                          should be sensitive to situations that may give rise
                          to an actual conflict or the appearance of a conflict
                          with our clients' interests, or have the potential to
                          cause damage to the firm's reputation. To this end,
                          each Employee must act with integrity, honesty,
                          dignity and in a highly ethical manner. Each Employee
                          is also required to comply with all applicable
                          securities laws. Moreover, each Employee must exercise
                          reasonable care and professional judgment to avoid
                          engaging in actions that put the image of the firm or
                          its reputation at risk. While it is not possible to
                          anticipate all instances of potential conflict or
                          unprofessional conduct, the standard is clear.

                          This Code of Ethics (the "Code") recognizes that our
                          fiduciary obligation extends across all of our
                          affiliates, satisfies our regulatory obligations and
                          sets forth the policy regarding Employee conduct in
                          those situations in which conflicts with our clients'
                          interests are most likely to develop. ALL EMPLOYEES
                          ARE SUBJECT TO THIS CODE AND ADHERENCE TO THE CODE IS
                          A BASIC CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS
                          ANY DOUBT AS TO THE APPROPRIATENESS OF ANY ACTIVITY,
                          BELIEVES THAT HE OR SHE HAS VIOLATED THE CODE, OR
                          BECOMES AWARE OF A VIOLATION OF THE CODE BY ANOTHER
                          EMPLOYEE, HE OR SHE SHOULD CONSULT THE CODE OF ETHICS
                          MANAGER, CHIEF COMPLIANCE OFFICER, GENERAL COUNSEL OR
                          CHAIR OF THE ETHICS COMMITTEE.

                          The Code reflects the requirements of United States
                          law, Rule 17j-1 of the Investment Company Act of 1940,
                          as amended on August 31, 2004, and Rule 204A-1 under
                          the Investment Advisers Act of 1940. The term
                          "Employee" for purposes of this Code, includes all
                          Partners and employees worldwide (including temporary
                          personnel compensated directly by Wellington
                          Management and other temporary personnel to the extent
                          that their tenure with Wellington Management exceeds
                          90 days).

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

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ETHICAL CONSIDERATIONS    CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON
REGARDING                 MANAGEMENT'S FIDUCIARY OBLIGATION TO ITS CLIENTS AS
CONFIDENTIALITY           WELL AS AN IMPORTANT PART OF THE FIRM'S CULTURE.

                          Use and Disclosure of Information

                          Information acquired in connection with employment by
                          the organization, including information regarding
                          actual or contemplated investment decisions, portfolio
                          composition, research, research recommendations, firm
                          activities, or client interests, is confidential and
                          may not be used in any way that might be contrary to,
                          or in conflict with the interests of clients or the
                          firm. Employees are reminded that certain clients have
                          specifically required their relationship with our firm
                          to be treated confidentially.

                          Specific reference is made to the firm's Portfolio
                          Holdings Disclosure Policy and Procedures, accessible
                          on the Wellington Management intranet, which addresses
                          the appropriate and authorized disclosure of a
                          client's portfolio holdings.

                          "Inside Information"

                          Specific reference is made to the firm's Statement of
                          Policy on the Receipt and Use of Material, Non-Public
                          Information (i.e., "inside information"), accessible
                          on the Wellington Management intranet, which applies
                          to personal securities transactions as well as to
                          client transactions.

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ETHICAL CONSIDERATIONS    Wellington Management requires that an Employee
REGARDING OPEN-END        engaging in mutual fund investments ensure that all
MUTUAL FUND TRANSACTIONS  investments in open-end mutual funds comply with the funds' rules regarding purchases, redemptions, and
                          exchanges.

                          Wellington Management has a fiduciary relationship
                          with the mutual funds and variable insurance
                          portfolios for which it serves as investment adviser
                          or sub-adviser, including funds organized outside the
                          US ("Wellington Managed Funds"). Accordingly, an
                          Employee may not engage in any activity in Wellington
                          Managed Funds that might be perceived as contrary to
                          or in conflict with the interests of such funds or
                          their shareholders.

                          The Code's personal trading reporting requirements
                          extend to transactions and holdings in Wellington
                          Managed Funds (excluding money market funds). A
                          complete list of the Wellington Managed Funds is
                          available to Employees via the Wellington Management
                          intranet. Please refer to "Reporting and Certification
                          Requirements" for further details.

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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POLICY ON PERSONAL        All Employees are required to clear their personal
SECURITIES TRANSACTIONS   securities transactions (as defined below) prior to
                          execution, report their transactions and holdings
                          periodically, and refrain from transacting either in
                          certain types of securities or during certain blackout
                          periods as described in more detail in this section.

                          EMPLOYEES SHOULD NOTE THAT WELLINGTON MANAGEMENT'S
                          POLICIES AND PROCEDURES WITH RESPECT TO PERSONAL
                          SECURITIES TRANSACTIONS ALSO APPLY TO TRANSACTIONS BY
                          A SPOUSE, DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE
                          FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS THE
                          EMPLOYEE.

                          COVERED ACCOUNTS

                          Definition of "Personal Securities Transactions"

                          A personal securities transaction is a transaction in
                          which an Employee has a beneficial interest.

                          Definition of "Beneficial Interest"

                          An Employee is considered to have a beneficial
                          interest in any transaction in which the Employee has
                          the opportunity to directly or indirectly profit or
                          share in the profit derived from the securities
                          transacted. An Employee is presumed to have a
                          beneficial interest in, and therefore an obligation to
                          pre-clear and report, the following:

                          1 Securities owned by an Employee in his or her name.

                          2 Securities owned by an individual Employee
                          indirectly through an account or investment vehicle
                          for his or her benefit, such as an IRA, family trust
                          or family partnership.

                          3 Securities owned in which the Employee has a joint
                          ownership interest, such as property owned in a joint
                          brokerage account.

                          4 Securities in which a member of the Employee's
                          immediate family (e.g., spouse, domestic partner,
                          minor children and other dependent relatives) has a
                          direct,

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                          Wellington Global Investment Management Ltd

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                          indirect or joint ownership interest if the immediate
                          family member resides in the same household as the
                          Employee.

                          5 Securities owned by trusts, private foundations or
                          other charitable accounts for which the Employee has
                          investment discretion (other than client accounts of
                          the firm).

                          If an Employee believes that he or she does not have a
                          beneficial interest in the securities listed above,
                          the Employee should provide the Global Compliance
                          Group (the "Compliance Group") with satisfactory
                          documentation that the Employee has no beneficial
                          interest in the security and exercises no control over
                          investment decisions made regarding the security (see
                          "Exceptions" below). Any question as to whether an
                          Employee has a beneficial interest in a transaction,
                          and therefore an obligation to pre-clear and report
                          the transaction, should be directed to the Compliance
                          Group.

                          Exceptions

                          If an Employee has a beneficial interest in an account
                          which the Employee feels should not be subject to the
                          Code's pre-clearance and reporting requirements, the
                          Employee should submit a written request for
                          clarification or an exemption to the Global Compliance
                          Manager. The request should name the account, describe
                          the nature of the Employee's interest in the account,
                          the person or firm responsible for managing the
                          account, and the basis upon which the exemption is
                          being claimed. Requests will be considered on a
                          case-by-case basis. An example of a situation where
                          grounds for an exemption may be present is an account
                          in which the Employee has no influence or control
                          (e.g., the Employee has a professionally managed
                          account over which the Employee has given up
                          discretion.

                          In all transactions involving such an account an
                          Employee should, however, conform to the spirit of the
                          Code and avoid any activity which might appear to
                          conflict with the interests of the firm's clients, or
                          with the Employee's position within Wellington
                          Management. In this regard, please refer to the
                          "Ethical Considerations Regarding Confidentiality"
                          section of this Code.

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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                          TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND REPORTING
                          "COVERED TRANSACTIONS"

                          ALL EMPLOYEES MUST CLEAR THEIR PERSONAL SECURITIES
                          TRANSACTIONS PRIOR TO EXECUTION, EXCEPT AS
                          SPECIFICALLY EXEMPTED IN SUBSEQUENT SECTIONS OF THE
                          CODE. CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS
                          FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR
                          24 HOURS FROM THE TIME OF APPROVAL. TRANSACTIONS IN
                          THE FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS"
                          AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

                          o    bonds (including municipal bonds)

                          o    stock (including shares of closed-end funds and
                               funds organized outside the US that have a
                               structure similar to that of closed-end funds)

                          o    exchange-traded funds not listed on Appendix A

                          o    notes

                          o    convertibles

                          o    preferreds

                          o    ADRs

                          o    single stock futures

                          o    limited partnership and limited liability company
                               interests (for example, hedge funds not sponsored
                               by Wellington Management or an affiliate)

                          o    options on securities

                          o    warrants, rights, etc., whether publicly traded
                               or privately placed

                          See Appendix B for a summary of securities subject to
                          pre-clearance and reporting, securities subject to
                          reporting only, and securities exempt from
                          pre-clearance and reporting.

                          ------------------------------------------------------
                          REQUESTING PRE-CLEARANCE

                          Pre-clearance for Covered Transactions must be
                          obtained by submitting a request via the
                          intranet-based Code of Ethics Compliance System
                          ("COEC"). Approval must be obtained prior to placing
                          the trade with a broker. An Employee is responsible
                          for ensuring that the proposed transaction does not
                          violate Wellington Management's policies or applicable
                          securities laws and regulations by virtue of the
                          Employee's responsibilities at Wellington Management
                          or the information that he or she may possess about
                          the securities or the issuer. The Compliance Group
                          will maintain confidential records of all requests for
                          approval. Covered Transactions offered through a
                          participation in a private placement (including both
                          securities and partnership interests) are

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                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

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                          subject to special clearance by the Chief Compliance
                          Officer or the General Counsel or their designees, and
                          the clearance will remain in effect for a reasonable
                          period thereafter, not to exceed 90 days (See,
                          "Private Placements").

                          An Employee wishing to seek an exemption from the
                          pre-clearance requirement for a security or instrument
                          not covered by an exception (see below) that has
                          similar characteristics to an excepted security or
                          transaction should submit a request in writing to the
                          Global Compliance Manager.

                          ------------------------------------------------------
                          RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER
                          RESTRICTIONS ON PERSONAL TRADING

                          Covered Transactions are restricted and will be denied
                          pre-clearance under the circumstances described below.
                          Please note that the following restrictions on Covered
                          Transactions apply equally to the Covered Transaction
                          and to instruments related to the Covered Transaction.
                          A related instrument is any security or instrument
                          issued by the same entity as the issuer of the Covered
                          Transaction, including options, rights, warrants,
                          preferred stock, bonds and other obligations of that
                          issuer or instruments otherwise convertible into
                          securities of that issuer.

                          THE RESTRICTIONS AND BLACKOUT PERIODS PRESCRIBED BELOW
                          ARE DESIGNED TO AVOID CONFLICT WITH OUR CLIENTS'
                          INTERESTS. HOWEVER, PATTERNS OF TRADING THAT MEET THE
                          LETTER OF THE RESTRICTIONS BUT ARE INTENDED TO
                          CIRCUMVENT THE RESTRICTIONS ARE ALSO PROHIBITED. IT IS
                          EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE
                          RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT THEIR
                          PERSONAL SECURITIES TRANSACTIONS IN KEEPING WITH THE
                          INTENDED PURPOSE OF THIS CODE.

                          1 Blackout Periods

                          No Employee may engage in Covered Transactions
                          involving securities or instruments which the Employee
                          knows are actively contemplated for transactions on
                          behalf of clients, even though no buy or sell orders
                          have been placed. This restriction applies from the
                          moment that an Employee has been informed in any
                          fashion that any Portfolio Manager intends to purchase
                          or sell a specific security or instrument. This is a
                          particularly sensitive area and one in which each
                          Employee must exercise caution to avoid actions which,
                          to his or her knowledge, are in conflict or in
                          competition with the interests of clients.

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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                          Employee Blackout Periods

                          An Employee will be denied pre-clearance for Covered
                          Transactions that are:

                          o    being bought or sold on behalf of clients until
                               one trading day after such buying or selling is
                               completed or canceled;

                          o    the subject of a new or changed action
                               recommendation from a research analyst until 10
                               business days following the issuance of such
                               recommendation;

                          o    the subject of a re-issued but unchanged
                               recommendation from a research analyst until 2
                               business days following re-issuance of the
                               recommendation.

                          Portfolio Manager Additional Blackout Period

                          In addition to the above, an Employee who is a
                          Portfolio Manager may not engage in a personal
                          transaction involving any security for 7 calendar days
                          prior to, and 7 calendar days following, a transaction
                          in the same security for a client account managed by
                          that Portfolio Manager without a special exemption.
                          See "Exemptive Procedures for Personal Trading" below.

                          Portfolio Managers include all designated portfolio
                          managers and other investment professionals that have
                          portfolio management responsibilities for client
                          accounts or who have direct authority to make
                          investment decisions to buy or sell securities, such
                          as investment team members and analysts involved in
                          Research Equity portfolios.

                          2 Short Term Trading

                          No Employee may take a "short term trading" profit
                          with respect to a Covered Transaction, which means a
                          sale, closing of a short position or expiration of an
                          option at a gain within 60 calendar days of its
                          purchase (beginning on trade date plus one), without a
                          special exemption. See "Exemptive Procedures for
                          Personal Trading" on page 14. The 60-day trading
                          prohibition does not apply to transactions resulting
                          in a loss.

                          An Employee engaging in mutual fund investments must
                          ensure that all investments and transactions in
                          open-end mutual funds, including funds organized
                          outside the US, comply with the funds' rules regarding
                          purchases, redemptions, and exchanges.

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                          Wellington Management Company, llp
                          Wellington Trust Company, na
                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

                          CODE OF ETHICS

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                          3 Securities of Brokerage Firms

                          An Employee engaged in Global Trading and an Employee
                          with portfolio management responsibility for client
                          accounts may not engage in personal transactions
                          involving any equity or debt securities of any company
                          whose primary business is that of a broker/dealer. A
                          company is deemed to be in the primary business as a
                          broker/dealer if it derives more than 15 percent of
                          its gross revenues from broker/dealer related
                          activities.

                          4 Short Sales, Options and Margin Transactions

                          THE CODE STRONGLY DISCOURAGES SHORT SALES, OPTIONS AND
                          MARGIN TRANSACTIONS. Subject to pre-clearance, an
                          Employee may engage in short sales, options and margin
                          transactions, however, an Employee engaging in such
                          transactions should recognize the danger of being
                          "frozen" or subject to a forced close out because of
                          the general restrictions that apply to personal
                          transactions as noted above. These types of activities
                          are risky not only because of the nature of the
                          transactions, but also because action necessary to
                          close out a position may become prohibited under the
                          Code while the position remains open. FOR EXAMPLE, YOU
                          MAY NOT BE ABLE TO CLOSE OUT SHORT SALES AND
                          TRANSACTIONS IN DERIVATIVES. In specific cases of
                          hardship, an exception may be granted by the Chief
                          Compliance Officer or the General Counsel with respect
                          to an otherwise "frozen" transaction.

                          Particular attention should be paid to margin
                          transactions. An Employee should understand that
                          brokers of such transactions generally have the
                          authority to automatically sell securities in the
                          Employee's brokerage account to cover a margin call.
                          Such sale transactions will be in violation of the
                          Code unless they are pre-cleared. An Employee engaging
                          in margin transactions should not expect that
                          exceptions will be granted after the fact for these
                          violations.

                          5 Derivatives

                          Transactions in derivative instruments shall be
                          restricted in the same manner as the underlying
                          security. An Employee engaging in derivative
                          transactions should also recognize the danger of being
                          "frozen" or subject to a forced close out because of
                          the general restrictions that apply to personal
                          transactions as described in more detail in paragraph
                          4 above.

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                          Wellington Management International Ltd
                          Wellington International Management Company Pte Ltd.
                          Wellington Global Investment Management Ltd

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                          6 Initial Public Offerings ("IPOs")

                          No Employee may engage in personal transactions
                          involving the direct purchase of any security (debt or
                          equity) in an IPO (including initial offerings of
                          closed-end funds). This restriction also includes new
                          issues resulting from spin-offs, municipal securities,
                          and thrift conversions, although in limited cases the
                          purchase of such securities in an offering may be
                          approved by the Chief Compliance Officer or the
                          General Counsel upon determining that approval would
                          not violate any policy reflected in this Code. This
                          restriction does not apply to initial offerings of
                          open-end mutual funds, US government issues or money
                          market instruments.

                          7 Private Placements

                          AN EMPLOYEE MAY NOT PURCHASE SECURITIES IN A PRIVATE
                          PLACEMENT TRANSACTION (INCLUDING HEDGE FUNDS THAT ARE
                          NOT SPONSORED BY WELLINGTON MANAGEMENT OR ONE OF ITS
                          AFFILIATES) UNLESS APPROVAL OF THE CHIEF COMPLIANCE
                          OFFICER, THE GENERAL COUNSEL OR THEIR RESPECTIVE
                          DESIGNEES HAS BEEN OBTAINED. This approval will be
                          based upon a determination that the investment
                          opportunity need not be reserved for clients, that the
                          Employee is not being offered the investment
                          opportunity due to his or her employment with
                          Wellington Management, and other relevant factors on a
                          case-by-case basis.

                          8 Exchange Traded Funds ("ETFs") and HOLDRs

                          AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.

                          Transactions in exchange traded funds are permitted.
                          However, transactions in exchange traded funds not
                          listed on Appendix A are Covered Transactions that
                          must be pre-cleared and reported. Transactions in
                          exchange traded funds listed on Appendix A are not
                          Covered Transactions and accordingly, are not subject
                          to pre-clearance or reporting.

                          ------------------------------------------------------
                          TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED TO
                          PRE-CLEAR)

                          Pre-clearance is not required, but reporting is
                          required for transactions in:

                          1 Open-end mutual funds and variable insurance
                          products that are managed by Wellington Management or
                          any of its affiliates, INCLUDING FUNDS ORGANIZED
                          OUTSIDE THE US THAT HAVE A STRUCTURE SIMILAR TO THAT
                          OF OPEN-END MUTUAL FUNDS,

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                          if held outside of the Wellington Retirement and
                          Pension Plan ("WRPP"). A list of Wellington Managed
                          Funds is available via the Wellington Management
                          intranet.

                          2 Non-volitional transactions to include:

                          o    automatic dividend reinvestment and stock
                               purchase plan acquisitions;

                          o    transactions that result from a corporate action
                               applicable to all similar security holders (such
                               as splits, tender offers, mergers, stock
                               dividends, etc.).

                          3 Gift transactions to include:

                          o    gifts of securities to an Employee if the
                               Employee has no control of the timing;

                          o    gifts of securities from an Employee to an
                               individual so long as the recipient of the gift
                               confirms in writing that the recipient has no
                               present intention to sell the securities received
                               from the Employee;

                          o    gifts of securities from an Employee to a
                               not-for-profit organization. For this purpose, a
                               not-for-profit organization includes only those
                               trusts and other entities exclusively for the
                               benefit of one or more not-for-profit
                               organizations and does not include so-called
                               split interest trusts (no writing is required);

                          o    gifts of securities from an Employee to other
                               trusts or investment vehicles, including
                               charitable lead trusts, charitable remainder
                               trusts, family partnerships and family trusts, so
                               long as the recipient of the gift confirms in
                               writing that the recipient has no present
                               intention to sell the securities received from
                               the Employee.

                          Even if the gift of a security from an Employee does
                          not require pre-clearance under these rules, a
                          subsequent sale of the security by the recipient of
                          the gift must be pre-cleared and reported IF the
                          Employee is deemed to have a beneficial interest in
                          the security (for example, if the Employee has
                          investment discretion over the recipient or the
                          recipient is a family member living in the same house
                          as the Employee).

                          ------------------------------------------------------
                          TRANSACTIONS EXEMPT FROM PRE-CLEARANCE AND REPORTING

                          Pre-clearance and reporting is not required for
                          transactions in:

                          o    US government securities

                          o    Exchange Traded Funds listed in Appendix A

                          o    money market instruments

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                          o    Collective Investment Funds sponsored by
                               Wellington Trust Company, na ("trust company
                               pools")

                          o    hedge funds sponsored by Wellington Management or
                               any of its affiliates

                          o    broad-based stock index and US government
                               securities futures and options on such futures

                          o    commodities futures

                          o    currency futures

                          o    open-end mutual funds and variable insurance
                               products, including funds organized outside the
                               US with a structure similar to that of an
                               open-end mutual fund, that are not managed by
                               Wellington Management or any of its affiliates

------------------------  ------------------------------------------------------
EXEMPTIVE PROCEDURE       In cases of hardship, the Chief Compliance Officer,
FOR PERSONAL TRADING      Global Compliance Manager, the General Counsel, or
                          their respective designees can grant exemptions from
                          the personal trading restrictions in this Code. The
                          decision will be based on a determination that a
                          hardship exists and the transaction for which an
                          exemption is requested would not result in a conflict
                          with our clients' interests or violate any other
                          policy embodied in this Code. Other factors that may
                          be considered include: the size and holding period of
                          the Employee's position in the security, the market
                          capitalization of the issuer, the liquidity of the
                          security, the amount and timing of client trading in
                          the same or a related security, and other relevant
                          factors.

                          Any Employee seeking an exemption should submit a
                          written request to the Chief Compliance Officer,
                          Global Compliance Manager or the General Counsel,
                          setting forth the nature of the hardship along with
                          any pertinent facts and reasons why the employee
                          believes that the exemption should be granted.
                          Employees are cautioned that exemptions are intended
                          to be exceptions, and repetitive requests for
                          exemptions by an Employee are not likely to be
                          granted.

                          Records of the approval of exemptions and the reasons
                          for granting exemptions will be maintained by the
                          Compliance Group.

------------------------  ------------------------------------------------------
REPORTING AND             Records of personal securities transactions by
CERTIFICATION             Employees and their immediate family members will be
REQUIREMENTS              maintained. All Employees are subject to the following
                          reporting and certification requirements:

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                          1 Initial Holdings Report

                          New Employees are required to file an Initial Holdings
                          Report and a Disciplinary Action Disclosure form
                          within ten (10) calendar days of joining the firm. New
                          Employees must disclose all of their security holdings
                          in Covered Transactions including private placement
                          securities, and Wellington Managed Funds, at this
                          time. New Employees are also required to disclose all
                          of their brokerage accounts or other accounts holding
                          Wellington Managed Funds (including IRA Accounts, 529
                          Plans, custodial accounts and 401K Plans outside of
                          WRPP) at that time, even if the only securities held
                          in such accounts are mutual funds. Personal trading is
                          prohibited until these reports are filed. The forms
                          can be filed via the COEC that is accessible on the
                          Wellington Management intranet.

                          PLEASE NOTE THAT YOU DO NOT NEED TO REPORT MUTUAL
                          FUNDS OR TRUST COMPANY POOLS HELD WITHIN THE WRPP
                          (THIS INFORMATION WILL BE OBTAINED FROM THE WRPP
                          ADMINISTRATOR); AND YOU NEED NOT REPORT WELLINGTON
                          MANAGED FUNDS THAT ARE MONEY MARKET FUNDS.

                          2 Duplicate Brokerage Confirmations and Statements for
                          Covered Transactions Employees may place securities
                          transactions with the broker of their choosing. All
                          Employees must require their securities brokers to
                          send duplicate confirmations of their Covered
                          Transactions and quarterly account statements to the
                          Compliance Group. Brokerage firms are accustomed to
                          providing this service.

                          To arrange for the delivery of duplicate confirmations
                          and quarterly statements, each Employee must complete
                          a Duplicate Confirmation Request Form for each
                          brokerage account that is used for personal securities
                          transactions of the Employee and each account in which
                          the Employee has a beneficial interest and return the
                          form to the Compliance Group. The form can be obtained
                          from the Compliance Group. The form must be completed
                          and returned to the Compliance Group prior to any
                          transactions being placed with the broker. The
                          Compliance Group will process the request with the
                          broker in order to assure delivery of the
                          confirmations and quarterly statements directly to the
                          Compliance Group and to preserve the confidentiality
                          of this information. When possible, the duplicate
                          confirmation requirement will be satisfied by

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                          electronic means. Employees should not send the
                          completed forms to their brokers directly.

                          If under local market practice, brokers are not
                          willing to deliver duplicate confirmations and/or
                          quarterly statements to the Compliance Group, it is
                          the Employee's responsibility to provide promptly the
                          Compliance Group with a duplicate confirmation (either
                          a photocopy or facsimile) for each trade and quarterly
                          statement.

                          3 Duplicate Annual Statements for Wellington Managed
                          Funds. Employees must provide duplicate Annual
                          Statements to the Compliance Group with respect to
                          their holdings in Wellington Managed Funds.

                          4 Quarterly Reporting of Transactions and Brokerage
                          Accounts SEC rules require that a quarterly record of
                          all personal securities transactions be submitted by
                          each person subject to the Code's requirements within
                          30 calendar days after the end of each calendar
                          quarter and that this record be available for
                          inspection. To comply with these SEC rules, every
                          Employee must file a quarterly personal securities
                          transaction report electronically utilizing the COEC
                          accessible to all Employees via the Wellington
                          Management intranet by this deadline.

                          AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES WILL BE
                          REMINDED OF THE SEC FILING REQUIREMENT. AN EMPLOYEE
                          THAT FAILS TO FILE WITHIN THE SEC'S 30 CALENDAR DAY
                          DEADLINE WILL, AT A MINIMUM, BE PROHIBITED FROM
                          ENGAGING IN PERSONAL TRADING UNTIL THE REQUIRED
                          FILINGS ARE MADE AND MAY GIVE RISE TO OTHER SANCTIONS.

                          Transactions during the quarter as periodically
                          entered via the COEC by the Employee are displayed on
                          the Employee's reporting screen and must be affirmed
                          if they are accurate. Holdings not acquired through a
                          broker and certain holdings that were not subject to
                          pre-clearance (as described below) must also be
                          entered by the Employee.

                          ALL EMPLOYEES ARE REQUIRED TO SUBMIT A QUARTERLY
                          REPORT, EVEN IF THERE WERE NO REPORTABLE TRANSACTIONS
                          DURING THE QUARTER. THE QUARTERLY REPORT MUST INCLUDE
                          TRANSACTION INFORMATION REGARDING:

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                          o    all Covered Transactions (as defined on page 8);

                          o    all Wellington Managed Funds (as defined on page
                               5);

                          o    any new brokerage account established during the
                               quarter including the name of the broker, dealer
                               or bank and the date the account was established;

                          o    non-volitional transactions (as described on page
                               13); and

                          o    gift transactions (as described on page 13).

                          Transactions in Wellington Managed Funds and
                          non-volitional transactions must be reported even
                          though pre-clearance is not required. For
                          non-volitional transactions, the nature of the
                          transaction must be clearly specified in the report.
                          Non-volitional transactions include automatic dividend
                          reinvestment and stock purchase plan acquisitions,
                          gifts of securities to and from the Employee, and
                          transactions that result from corporate actions
                          applicable to all similar security holders (such as
                          splits, tender offers, mergers, stock dividends).

                          5 Annual Holdings Report

                          SEC Rules also require that each Employee file, on an
                          annual basis, a schedule indicating their personal
                          securities holdings as of December 31 of each year by
                          the following February 14th. SEC Rules require that
                          this report include the title, number of shares and
                          principal amount of each security held in an
                          Employee's personal account and the accounts for which
                          the Employee has a beneficial interest, and the name
                          of any broker, dealer or bank with whom the Employee
                          maintains an account. "Securities" for purposes of
                          this report are Covered Transactions, Wellington
                          Managed Funds and those that must be reported as
                          indicated in the prior section.

                          Employees are also required to disclose all of their
                          brokerage accounts at this time, even if the only
                          securities held in such accounts are mutual funds.

                          6 Quarterly Certifications

                          As part of the quarterly reporting process on the
                          COEC, Employees are required to confirm their
                          compliance with the provisions of this Code of Ethics.
                          In addition, each Employee is also required to
                          identify any issuer for which the Employee owns more
                          than 0.5% of the outstanding securities.

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                          7 Annual Certifications

                          As part of the annual reporting process on the COEC,
                          each Employee is required to certify that:

                          o    The Employee has read the Code and understands
                               its terms and requirements;

                          o    The Employee has complied with the Code during
                               the course of his or her association with the
                               firm;

                          o    The Employee has disclosed and reported all
                               personal securities transactions and brokerage
                               accounts required to be disclosed or reported;

                          o    The Employee will continue to comply with the
                               Code in the future;

                          o    The Employee will promptly report to the
                               Compliance Group, the General Counsel, or the
                               Chair of the Ethics Committee any violation or
                               possible violation of the Code of which the
                               Employee becomes aware; and

                          o    The Employee understands that a violation of the
                               Code may be grounds for disciplinary action or
                               termination and may also be a violation of
                               federal and/or state securities laws.

                          8 Review of Reports and Additional Requests All
                          reports filed in accordance with this section will be
                          maintained and kept confidential by the Compliance
                          Group. Such reports will be reviewed by the Chief
                          Compliance Officer or his/her designee. The firm may
                          request other reports and certifications from
                          Employees as may be deemed necessary to comply with
                          applicable regulations and industry best practices.

------------------------  ------------------------------------------------------
GIFTS, TRAVEL AND         Occasionally, an Employee may be offered gifts or
ENTERTAINMENT             entertainment opportunities by clients, brokers,
OPPORTUNITIES, AND        vendors or other organizations with whom the firm
SENSITIVE PAYMENTS        transacts business. The giving and receiving of gifts
                          and opportunities to travel and attend entertainment
                          events from such sources are subject to the general
                          principles outlined below and are permitted only under
                          the circumstances specified in this section of the
                          Code.

                          1 GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL AND
                          ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE PAYMENTS

                          o    An Employee cannot give or accept a gift or
                               participate in an entertainment opportunity if
                               the frequency and/or value of the gift or
                               entertainment opportunity may be considered
                               excessive or extravagant.

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                          o    An Employee cannot give or receive a gift, travel
                               and entertainment opportunity or sensitive
                               payment if, in doing so, it would create or
                               appear to create a conflict with the interests of
                               our clients or the firm, or have a detrimental
                               impact on the firm's reputation.

                          o    With regard to gifts and entertainment
                               opportunities covered and permitted under the
                               Code, under no circumstances is it acceptable for
                               an Employee to resell a gift or ticket to an
                               entertainment event.

                          2 ACCEPTING GIFTS

                          The only gift (other than entertainment tickets) that
                          may be accepted by an Employee is a gift of nominal
                          value (i.e. a gift whose reasonable value is no more
                          than $100) and promotional items (e.g. pens, mugs,
                          t-shirts and other logo bearing items). Under no
                          circumstances may an Employee accept a gift of cash,
                          including a cash equivalent such as a gift
                          certificate, bond, security or other items that may be
                          readily converted to cash.

                          Acceptance of a gift that is directed to Wellington
                          Management as a firm should be cleared with the
                          Employee's Business Manager. Such a gift, if approved,
                          will be accepted on behalf of, and treated as the
                          property of, the firm.

                          If an Employee receives a gift that is prohibited
                          under the Code, it must be declined or returned in
                          order to protect the reputation and integrity of
                          Wellington Management. Any question as to the
                          appropriateness of any gift should be directed to the
                          Chief Compliance Officer, the General Counsel or the
                          Chair of the Ethics Committee.

                          3 ACCEPTING TRAVEL AND ENTERTAINMENT OPPORTUNITIES AND
                          TICKETS

                          Wellington Management recognizes that occasional
                          participation in entertainment opportunities with
                          representatives from organizations with whom the firm
                          transacts business, such as clients, brokers, vendors
                          or other organizations, can be useful relationship
                          building exercises. Examples of such entertainment
                          opportunities are: lunches, dinners, cocktail parties,
                          golf outings or regular season sporting events.

                          Accordingly, OCCASIONAL participation by an Employee
                          in such entertainment opportunities for legitimate
                          business purposes is permitted provided that:

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                          o    a representative from the hosting organization
                               attends the event with the Employee;

                          o    the primary purpose of the event is to discuss
                               business or build a business relationship;

                          o    the Employee demonstrates high standards of
                               personal behavior;

                          o    participation complies with the following
                               requirements for entertainment tickets, lodging,
                               car and limousine services, and air travel.

                          ENTERTAINMENT TICKETS

                          An Employee occasionally may accept ONE TICKET to an
                          entertainment event ONLY IF THE HOST WILL ATTEND THE
                          EVENT WITH THE EMPLOYEE AND THE FACE VALUE OF THE
                          TICKET OR ENTRANCE FEE IS $200 OR LESS, not including
                          the value of food that may be provided to the Employee
                          before, during, or after the event. An Employee is
                          required to obtain prior approval from his or her
                          Business Manager before accepting any other
                          entertainment opportunity.

                          An Employee is strongly discouraged from participating
                          in the following situations and may not participate
                          unless prior approval from his/her Business Manager is
                          obtained:

                          o    the entertainment ticket has a face value above
                               $200; if approved by a Business Manager, the
                               Employee is required to reimburse the host for
                               the full face value of the ticket;

                          o    the Employee wants to accept more than one
                               ticket; if approved by a Business Manager, the
                               Employee is required to reimburse the host for
                               the aggregate face value of the tickets
                               regardless of each ticket's face value;

                          o    the entertainment event is unusual or high
                               profile (e.g., a major sporting event); if
                               approved by a Business Manager, the Employee is
                               required to reimburse the host for the full face
                               value of the ticket regardless of what the face
                               value might be;

                          o    the host has extended an invitation to the
                               entertainment event to numerous Employees.

                          Business Managers must clear their own participation
                          in the above situations with the Chief Compliance
                          Officer or Chair of the Ethics Committee.

                          EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF WITH,
                          AND ADHERE TO, ANY ADDITIONAL POLICIES AND PROCEDURES
                          REGARDING ENTERTAINMENT OPPORTUNITIES AND TICKETS THAT
                          MAY BE ENFORCED BY HIS/HER BUSINESS MANAGER.

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                          LODGING

                          An Employee is not permitted to accept a gift of
                          lodging in connection with any entertainment
                          opportunity. Rather, an Employee must pay for his/her
                          own lodging expense in connection with any
                          entertainment opportunity. If an Employee participates
                          in an entertainment opportunity for which lodging is
                          arranged and paid for by the host, the Employee must
                          reimburse the host for the equivalent cost of the
                          lodging, as determined by Wellington Management's
                          Travel Manager. It is the Employee's responsibility to
                          ensure that the host accepts the reimbursement and
                          whenever possible, arrange for reimbursement prior to
                          attending the entertainment event. Lodging connected
                          to an Employee's business travel will be paid for by
                          Wellington.

                          CAR AND LIMOUSINE SERVICES

                          An Employee must exercise reasonable judgment with
                          respect to accepting rides in limousines and with car
                          services. Except where circumstances warrant (e.g.,
                          where safety is a concern), an Employee is discouraged
                          from accepting limousine and car services paid for by
                          a host when the host is not present.

                          AIR TRAVEL

                          An Employee is not permitted to accept a gift of air
                          travel in connection with any entertainment
                          opportunity. Rather, an Employee must pay for his/her
                          own air travel expense in connection with any
                          entertainment opportunity. If an Employee participates
                          in an entertainment opportunity for which air travel
                          is arranged and paid for by the host, the Employee
                          must reimburse the host for the equivalent cost of the
                          air travel, as determined by Wellington Management's
                          Travel Manager. It is the Employee's responsibility to
                          ensure that the host accepts the reimbursement and
                          whenever possible, arrange for reimbursement prior to
                          attending the entertainment event. Use of private
                          aircraft or charter flights arranged by the host for
                          entertainment related travel is prohibited. Air travel
                          that is connected to an Employee's business travel
                          will be paid for by Wellington Management.

                          4 SOLICITATION OF GIFTS, CONTRIBUTIONS, OR
                          SPONSORSHIPS

                          An Employee may not solicit gifts, entertainment
                          tickets, gratuities, contributions (including
                          charitable contributions), or sponsorships from
                          brokers, vendors, clients or companies in which the
                          firm invests or conducts research. Similarly, an
                          Employee is prohibited from making such requests
                          through Wellington Management's Trading Department or
                          any other

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                          Wellington Management Department or employee (this
                          prohibition does not extend to personal gifts or
                          offers of Employee owned tickets between Employees).

                          5 GIVING GIFTS (other than Entertainment
                          Opportunities)

                          In appropriate circumstances, it may be acceptable for
                          the firm or its Employees to extend gifts to clients
                          or others who do business with Wellington Management.
                          Gifts of cash (including cash equivalents such as gift
                          certificates, bonds, securities or other items that
                          may be readily converted to cash) or excessive or
                          extravagant gifts, as measured by the total value or
                          quantity of the gift(s), are prohibited. Gifts with a
                          face value in excess of $100 must be cleared by the
                          Employee's Business Manager.

                          An Employee should be certain that the gift does not
                          give rise to a conflict with client interests, or the
                          appearance of a conflict, and that there is no reason
                          to believe that the gift violates any applicable code
                          of conduct of the recipient. Gifts are permitted only
                          when made in accordance with applicable laws and
                          regulations, and in accordance with generally accepted
                          business practices in the various countries and
                          jurisdictions where Wellington Management does
                          business.

                          6 GIVING ENTERTAINMENT OPPORTUNITIES

                          An Employee is not permitted to source tickets to
                          entertainment events from Wellington Management's
                          Trading Department or any other Wellington Management
                          Department or employee, brokers, vendors, or other
                          organizations with whom the firm transacts business
                          (this prohibition does not extend to personal gifts or
                          offers of Employee owned tickets between Employees).
                          Similarly, an Employee is prohibited from sourcing
                          tickets on behalf of clients or prospects from ticket
                          vendors.

                          CLIENT EVENTS AND ENTERTAINMENT ORGANIZED, HOSTED AND
                          ATTENDED BY ONE OR MORE WELLINGTON MANAGEMENT
                          EMPLOYEES ARE NOT SUBJECT TO THIS PROHIBITION AND ARE
                          OUTSIDE THE SCOPE OF THIS CODE.

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                          7 SENSITIVE PAYMENTS

                          An Employee may not participate on behalf of the firm,
                          a subsidiary, or any client, directly or indirectly,
                          in any of the following transactions:

                          o    Use of the firm's name or funds to support
                               political candidates or issues, or elected or
                               appointed government officials;

                          o    Payment or receipt of bribes, kickbacks, or
                               payment or receipt of any money in violation of
                               any law applicable to the transaction;

                          o    Payments to government officials or government
                               employees that are unlawful or otherwise not in
                               accordance with regulatory rules and generally
                               accepted business practices of the governing
                               jurisdiction.

                          An Employee making contributions or payments of any
                          kind may do so in his/her capacity as an individual,
                          but may not use or in any way associate Wellington
                          Management's name with such contributions or payments
                          (except as may be required under applicable law).
                          Employees should be mindful of these general
                          principals when making donations to charities
                          sponsored by clients.

                          8 QUESTIONS AND CLARIFICATIONS

                          Any question as to the appropriateness of gifts,
                          travel and entertainment opportunities, or payments
                          should be discussed with the Chief Compliance Officer,
                          Global Compliance Manager, the General Counsel, or the
                          Chair of the Ethics Committee.

------------------------  ------------------------------------------------------
OTHER ACTIVITIES          Outside Activities

                          All outside business affiliations (e.g.,
                          directorships, officerships or trusteeships) of any
                          kind or membership in investment organizations (e.g.,
                          an investment club) must be approved by an Employee's
                          Business Manager and cleared by the Chief Compliance
                          Officer, the General Counsel or the Chair of the
                          Ethics Committee prior to the acceptance of such a
                          position to ensure that such affiliations do not
                          present a conflict with our clients' interests. New
                          Employees are required to disclose all outside
                          business affiliations to their Business Manager upon
                          joining the firm. As a general matter, directorships
                          in public companies or companies that may reasonably
                          be expected to become public companies will not be
                          authorized because of the potential for conflicts that
                          may impede our freedom to act in the best interests of
                          clients. Service with charitable organizations
                          generally will be authorized, subject to
                          considerations related to time required during working
                          hours, use of proprietary information and

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                          disclosure of potential conflicts of interest.
                          Employees who engage in outside business and
                          charitable activities are not acting in their capacity
                          as employees of Wellington Management and may not use
                          Wellington Management's name.

                          Outside Employment

                          Employees who are officers of the firm may not seek
                          additional employment outside of Wellington Management
                          without the prior written approval of the Human
                          Resources Department. All new Employees are required
                          to disclose any outside employment to the Human
                          Resources Department upon joining the firm.

------------------------  ------------------------------------------------------
VIOLATIONS OF THE         COMPLIANCE WITH THE CODE IS EXPECTED AND VIOLATIONS OF
CODE OF ETHICS            ITS PROVISIONS ARE TAKEN SERIOUSLY. Employees must
                          recognize that the Code is a condition of employment
                          with the firm and a serious violation of the Code or
                          related policies may result in dismissal. Since many
                          provisions of the Code also reflect provisions of the
                          US securities laws, Employees should be aware that
                          violations could also lead to regulatory enforcement
                          action resulting in suspension or expulsion from the
                          securities business, fines and penalties, and
                          imprisonment.

                          The Compliance Group is responsible for monitoring
                          compliance with the Code. Violations or potential
                          violations of the Code will be considered by some
                          combination of the Chief Compliance Officer, the
                          General Counsel, the Chair of the Ethics Committee and
                          the Vice Chair of the Ethics Committee, who will
                          jointly decide if the violation or potential violation
                          should be discussed with the Ethics Committee, the
                          Employee's Business Manager, and/or the firm's senior
                          management. Further, a violation or potential
                          violation of the Code by an Associate or Partner of
                          the firm will be discussed with the Managing Partners.
                          Sanctions for a violation of the Code may be
                          determined by the Ethics Committee, the Employee's
                          Business Manager, senior management, or the Managing
                          Partners depending on the Employee's position at the
                          firm and the nature of the violation.

                          Transactions that violate the Code's personal trading
                          restrictions will presumptively be subject to being
                          reversed and any profit realized from the position
                          disgorged, unless the Employee establishes to the
                          satisfaction of the Ethics Committee that under the
                          particular circumstances disgorgement would be an
                          unreasonable remedy for the violation. If disgorgement
                          is required, the proceeds shall be paid to any client
                          disadvantaged by the transaction, or to a charitable
                          organization, as determined by the Ethics Committee.

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                          Violations of the Code's reporting and certification
                          requirements will result in a suspension of personal
                          trading privileges and may give rise to other
                          sanctions.

FURTHER INFORMATION       Questions regarding interpretation of this Code or
                          questions related to specific situations should be
                          directed to the Chief Compliance Officer, the General
                          Counsel or the Chair of the Ethics Committee.

                          Revised: January 1, 2007

                                                                         Page 25

                                                                      APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting
Requirements)

SYMBOL   NAME
------   ----
RSP      Rydex S&P Equal Weighted Index
DGT      streetTRACKS Dow Jones US Global Titan
DSG      streetTRACKS Dow Jones US Small Cap Growth
DSV      streetTRACKS Dow Jones US Small Cap Value
ELG      streetTRACKS Dow Jones US Large Cap Growth
ELV      streetTRACKS Dow Jones US Large Cap Value
FFF      streetTRACKS FORTUNE 500 Index
GLD      streetTRACKS Gold Shares
LQD      iShares Goldman Sachs $ InvesTop Corporate Bond
SHY      iShares Lehman 1-3 Year Treasury
IEF      iShares Lehman 7-10 Year Treasury
TLT      iShares Lehman 20+ Year Treasury
TIP      iShares Lehman TIPs
AGG      iShares Lehman Aggregate
EFA      iShares MSCI EAFE
EEM      iShares MSCI Emerging Markets
NY       iShares NYSE 100
NYC      iShares NYSE Composite
IJH      iShares S&P MidCap 400 Index Fund
IJJ      iShares S&P Midcap 400/BARRA Value
IJK      iShares S&P Midcap 400/BARRA Growth
IJR      iShares S&P SmallCap 600 Index Fund
IJS      iShares S&P SmallCap 600/BARRA Value
IJT      iShares S&P SmallCap 600/BARRA Growth
IOO      iShares S&P Global 100
OEF      iShares S&P 100 Index Fund
ISI      iShares S&P 1500
IVE      iShares S&P 500/BARRA Value Index Fund
IVV      iShares S&P 500 Index Fund
IVW      iShares S&P 500/BARRA Growth Index Fund
IWB      iShares Russell 1000 Index Fund
IWD      iShares Russell 1000 Value Index Fund
IWF      iShares Russell 1000 Growth Index Fund
IWM      iShares Russell 2000
IWN      iShares Russell 2000 Value
IWO      iShares Russell 2000 Growth
IWP      iShares Russell Midcap Growth
IWR      iShares Russell Midcap
IWS      iShares Russell Midcap Value
IWV      iShares Russell 3000 Index Fund
IWW      iShares Russell 3000 Value
IWZ      iShares Russell 3000 Growth
IYY      iShares Dow Jones U.S. Total Market Index Fund
JKD      iShares Morningstar Large Core
JKE      iShares Morningstar Large Growth

                                                                      APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting
Requirements)

SYMBOL   NAME
------   ----
JKF      iShares Morningstar Large Value
JKG      iShares Morningstar Mid Core
JKH      iShares Morningstar Mid Growth
JKI      iShares Morningstar Mid Value
JKJ      iShares Morningstar Small Core
JKK      iShares Morningstar Small Growth
JKL      iShares Morningstar Small Value
VB       Vanguard Small Cap VIPERs
VBK      Vanguard Small Cap Growth VIPERs
VBR      Vanguard Small Cap Value VIPERs
VO       Vanguard MidCap VIPERs
VTI      Vanguard Total Stock Market VIPERs
VTV      Vanguard Value VIPERs
VUG      Vanguard Growth VIPERs
VXF      Vanguard Extended Market VIPERs
VV       Vanguard Large Cap VIPERs

This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

Personal Securities Transactions                                      Appendix B

YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A*
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds NOT managed by WMC)
Limited Liability Company Interests (including hedge funds NOT managed by WMC)
Options on Securities
Warrants
Rights

YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:

Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)
Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington
Managed Funds")
Transactions in the following ETFs:  DIA, QQQQ, SPY, MDY*
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security

YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:

Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by GNMA
& PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government
Commodities Futures
Foreign Currency Transactions

PROHIBITED TRANSACTIONS:

HOLDRS
Initial Public Offerings ("IPOs")

*    Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The
     Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these
     ETFs need to be reported as part of your quarterly reporting.

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

Gifts and Entertainment                                               Appendix C

                                            PERMITTED                                 RESTRICTIONS
                                            ---------------------------------------   ----------------------------------------

ACCEPTING AN INDIVIDUAL GIFT                Gifts with a value of $100 or less are    Gifts of cash, gift certificates or
                                            generally permitted.                      other item readily convertible to cash
                                                                                      cannot be accepted.  Gifts valued at
                                                                                      over $100 cannot be accepted.

ACCEPTING A FIRM GIFT                                                                 Employee's Business Manager must
                                                                                      approve prior to accepting.
ACCEPTING ENTERTAINMENT OPPORTUNITIES AND   Permissible only if participation is      Discouraged from accepting ticket or
TICKETS                                     occasional, host is present, event has    entrance fee with face value over $200,
                                            a legitimate business purpose, ticket     more than one ticket, ticket to high
                                            or entrance fee has face value of $200    profile or unusual event, or event
                                            or less, event is not unusual or high     where numerous Wellington Employees are
                                            profile or could not be deemed            invited. Business Manager approval
                                            excessive.                                required for above situations and
                                                                                      Employee must pay for ticket.

ACCEPTING LODGING                           Employee cannot accept gift of lodging    Employee must pay cost of lodging in
                                                                                      connection with any entertainment
                                                                                      opportunity.

ACCEPTING CAR/LIMO SERVICE                  Exercise reasonable judgment and host     Discouraged from accepting when host is
                                            must be present.                          not present unless safety is a concern
ACCEPTING AIR TRAVEL-COMMERCIAL             Employee cannot accept gift of air        Employee must pay air travel expenses
                                            travel                                    in connection with any entertainment
                                                                                      opportunity.

ACCEPTING AIR TRAVEL - PRIVATE              Employee cannot accept gift of private    Employee cannot accept gift of private
                                            air travel.                               air travel.

GIVING GIFTS                                Gifts to clients valued at $100 or less   Gifts valued at over $100 require
                                            are acceptable provided gift is not       approval of employee's Business Manager.
                                            cash or cash equivalent.

GIVING ENTERTAINMENT OPPORTUNITIES                                                    Employees cannot source tickets on
                                                                                      behalf of clients from other employees
                                                                                      or from ticket vendors.